Dewey & LeBoeuf LLP 214 North Tryon Street Suite 2400 Charlotte, NC 28202-1078 tel 704.347.7200 fax 704.347.7333

May 22, 2008

To the addressees listed

on Schedule I hereto

Re:	Ford Credit Auto Owner Trust 2008-C – Corporate Opinion

Ladies and Gentlemen:

We have acted as special counsel to Ford Motor Credit Company LLC, a Delaware limited liability company ("Ford Credit"), and Ford Credit Auto Receivables Two LLC, a Delaware limited liability company (the "Depositor"), in connection with the issuance by Ford Credit Auto Owner Trust 2008-C, a Delaware statutory trust (the "Trust"), of its Asset Backed Notes (the "Notes"). The Notes are being issued pursuant to the Indenture, dated as of May 1, 2008 (the "Indenture"), between the Trust and The Bank of New York, a New York banking corporation ("BONY"), as indenture trustee (the "Indenture Trustee"). Capitalized terms not otherwise defined herein are used as defined in Appendix A to the Sale and Servicing Agreement, dated as of May 1, 2008 (the "Sale and Servicing Agreement"), among the Depositor, the Trust and Ford Credit, as servicer (in such capacity, the "Servicer").

In connection with the opinions expressed herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(a)	the Indenture;
(b)	the Sale and Servicing Agreement;
(c)	specimens of the Notes;
(d)	the Purchase Agreement, dated as of May 1, 2008 (the "Purchase Agreement"), between Ford Credit and the Depositor;
(e)

the Amended and Restated Trust Agreement, dated as of May 1, 2008 (the "Trust Agreement"), between the Depositor and U.S. Bank Trust National Association, a national banking association, as owner trustee (the "Owner Trustee");

NEW YORK | LONDON MULTINATIONAL PARTNERSHIP | WASHINGTON, DC

ALBANY | ALMATY | AUSTIN | BEIJING | BOSTON | BRUSSELS | CHARLOTTE | CHICAGO | EASTPALOALTO

FRANKFURT | HARTFORD | HONGKONG | HOUSTON | JACKSONVILLE | JOHANNESBURG(PTY)LTD. | LOSANGELES

MILAN | MOSCOW | PARISMULTINATIONALPARTNERSHIP | RIYADHAFFILIATEDOFFICE | ROME | SANFRANCISCO | WARSAW

To the addressees listed

on Schedule I hereto;

May 22, 2008;

(f)

the Administration Agreement, dated as of May 1, 2008 (the "Administration Agreement"), among the Trust, Ford Credit, as administrator (in such capacity, the "Administrator"), and the Indenture Trustee;

(g)	the Account Control Agreement, dated as of May 1, 2008 (the "Control Agreement"), among the Trust, as grantor, the Indenture Trustee and BONY, as financial institution;
(h)

the ISDA Master Agreement, Schedule and Credit Support Annex, each dated as of May 16, 2008 (collectively, the "ISDA Master Documents"), and (i) the Confirmation thereto relating to the Class A-2b Notes (together with the ISDA Master Documents, the "Class A-2b Interest Rate Swap"), (ii) the Confirmation thereto relating to the Class A-3 Notes (together with the ISDA Master Documents, the "Class A-3 Interest Rate Swap") and (iii) the Confirmation thereto relating to the Class A-4b Notes (together with the ISDA Master Documents, the "Class A-4b Interest Rate Swap" and, collectively with the Class A-2b Interest Rate Swap and the Class A-3 Interest Rate Swap, the "Interest Rate Swaps"), each dated as of May 16, 2008, between the Trust and BNP Paribas, as swap counterparty (the "Swap Counterparty");

(i)

the Underwriting Agreement, dated May 16, 2008 (the "Underwriting Agreement"), among the Depositor and BNP Paribas Securities Corp. ("BNP Paribas Securities"), Citigroup Global Markets Inc. ("Citi"), Greenwich Capital Markets, Inc. ("RBS Greenwich"), Lehman Brothers Inc. ("Lehman Brothers"), Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch & Co.") and Morgan Stanley & Co. Incorporated ("Morgan Stanley"), acting on behalf of themselves and as representatives of the several Underwriters (in which representative capacity BNP Paribas Securities, Citi, RBS Greenwich, Lehman Brothers, Merrill Lynch & Co. and Morgan Stanley are collectively referred to herein as the "Representatives");

(j)

the Note Purchase Agreement (Class A-1 Notes), dated May 16, 2008 (the "Class A-1 Note Purchase Agreement"), among the Depositor and BNP Paribas Securities, Citi, RBS Greenwich, Lehman Brothers, Merrill Lynch & Co. and Morgan Stanley, as initial purchasers (in such capacity, the "Class A-1 Note Purchasers"); and

(k)

the Indemnification Agreement (Class A-1 Notes and Publicly Registered Notes), dated May 16, 2008 (the "Indemnification Agreement"), among Ford Credit and BNP Paribas Securities, Citi, RBS Greenwich, Lehman Brothers, Merrill Lynch & Co. and Morgan Stanley, acting on behalf of themselves and as Representatives and Class A-1 Note Purchasers.

To the addressees listed

on Schedule I hereto;

May 22, 2008;

The documents listed in clauses (a) through (h) are collectively referred to as the "Basic Documents", and the documents listed in clauses (a) through (k) are collectively referred to as the "Transaction Documents".

We have also examined and relied upon originals or copies of the following:

(i)

the registration statement on Form S-3 (Registration No. 333-143316) filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on May 29, 2007, as amended by Amendment No. 1, filed with the Commission on June 13, 2007, and effective on June 14, 2007 (such registration statement, together with any information included in the Prospectus referred to below, being hereinafter referred to as the "Registration Statement");

(ii)

the preliminary prospectus supplement, dated May 15, 2008 (the "Preliminary Prospectus Supplement"), filed with the Commission pursuant to Rule 424(b)(3) on May 19, 2008 (the Preliminary Prospectus Supplement and the base prospectus, dated May 15, 2008 (the "Base Prospectus"), together being referred to as the "Preliminary Prospectus"); and the final prospectus supplement, dated May 16, 2008 (the "Final Prospectus Supplement"), filed with the Commission pursuant to Rule 424(b)(2) on May 20, 2008 (the Final Prospectus Supplement and the Base Prospectus, together being referred to as the "Final Prospectus" and, together with the Preliminary Prospectus, the "Prospectus");

(iii)

the preliminary offering memorandum, dated May 15, 2008 (the "Preliminary Offering Memorandum"), which Preliminary Offering Memorandum includes and incorporates the Preliminary Prospectus; and the final offering memorandum, dated May 16, 2008 (the "Final Offering Memorandum" and, together with the Preliminary Offering Memorandum, the "Class A-1 Notes Offering Memorandum"), which Final Offering Memorandum includes and incorporates the Final Prospectus, each prepared for the purposes of offering the Class A-1 Notes;

(iv)	the organizational documents of Ford Credit and the Depositor; and
(v)

originals or copies, certified or otherwise identified to our satisfaction, of all such other records of Ford Credit and the Depositor and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions expressed herein.

We have also considered such questions of law for the purpose of rendering the opinions expressed herein as we have deemed necessary. For purposes of this opinion, "Applicable Laws" means those laws, rules and regulations which, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents, without our having made

To the addressees listed

on Schedule I hereto;

May 22, 2008;

any special investigation as to the applicability of any specific law, rule or regulation, and which are not the subject of a specific opinion herein referring expressly to a particular law or laws and, in the case of the Applicable Laws of the State of Delaware, shall be limited to the Limited Liability Company Act of the State of Delaware; and "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, qualification or registration with, any court, regulatory body, administrative agency or governmental body pursuant to the Applicable Laws of the State of New York or the State of Delaware or the Applicable Laws of the United States of America.

In rendering the opinions expressed herein, we have assumed (a) that each of the parties to the Transaction Documents is duly organized, validly existing and in good standing under the laws of all jurisdictions where it is required to be so qualified and has full power and authority and has received all consents (and such consents remain in full force and effect) necessary to execute, deliver and perform under such documents and all such documents have been duly authorized by all necessary corporate or other action on the part of such parties, (b) the due authorization, execution and delivery of each of the Transaction Documents by each of the parties thereto and the due authentication of the Notes by or on behalf of the Trust and the Indenture Trustee, (c) that the Transaction Documents constitute the legal, valid and binding agreement of each party thereto, other than Ford Credit, the Depositor and the Trust, enforceable in accordance with their respective terms, (d) the authenticity of all documents submitted to us as originals, (e) the conformity to the original documents of all documents submitted to us as copies, (f) the genuineness of all signatures on all documents submitted to us, (g) the legal capacity of all natural persons and (h) with respect to the Interest Rate Swaps, that each of the parties thereto is an "eligible contract participant," as that term is defined in Section 1a(12) of the Commodity Exchange Act and there has not been any fraud, duress, undue influence or mutual mistake of fact with respect to the Interest Rate Swaps.

With respect to the matters set forth in clauses (a) and (b) of the preceding paragraph as they apply to Ford Credit or the Depositor, we have relied, with your consent and without independent investigation, on the opinion of Susan J. Thomas, Secretary of each of Ford Credit and the Depositor and Associate General Counsel of Ford Credit (the "In-House Opinion"), addressed to you and dated the date hereof. With respect to the matters set forth in clauses (a) and (b) of the preceding paragraph as they apply to the Trust, we have relied, with your consent and without independent investigation, on the opinions of Richards, Layton & Finger P.A., Delaware counsel to the Trust and the Owner Trustee (the "RLF Opinions"), each addressed to you and dated the date hereof. To the extent that the opinions set forth herein rely upon the In-House Opinion or the RLF Opinions, the opinions set forth herein are subject to any limitations, qualifications, assumptions and exceptions specified in such opinions.

Based upon the foregoing and subject to the qualifications and assumptions set forth herein, we are of the opinion that:

To the addressees listed

on Schedule I hereto;

May 22, 2008;

1.

Each of the Basic Documents (other than the Trust Agreement) to which Ford Credit is a party constitutes the legal, valid and binding agreement of Ford Credit, enforceable against Ford Credit in accordance with its terms.

2.

Each of the Basic Documents (other than the Trust Agreement) to which the Depositor is a party constitutes the legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms.

3.

Each of the Basic Documents (other than the Trust Agreement) to which the Trust is a party constitutes the legal, valid and binding agreement of the Trust, enforceable against the Trust in accordance with its terms.

4.

The Notes have been duly authorized by the Trust and, when duly executed and delivered by the Trust, authenticated by the Indenture Trustee and delivered against payment therefor, will constitute the legal, valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms, and will be entitled to the benefits of the Indenture.

5.

The execution and delivery by each of Ford Credit, the Depositor and the Trust of the Transaction Documents to which it is a party, and the compliance by each of Ford Credit, the Depositor and the Trust with the terms and provisions of such agreements, including the issuance of the Notes, will not contravene any provision of any Applicable Law of the State of New York or the State of Delaware or any Applicable Law of the United States of America.

6.

No Governmental Approval (other than the filing of UCC financing statements with respect to (a) the sale or transfer of the Receivables by Ford Credit to the Depositor pursuant to the Purchase Agreement and by the Depositor to the Trust pursuant to the Sale and Servicing Agreement and (b) the grant by the Trust of a security interest in such Receivables to the Indenture Trustee pursuant to the Indenture), which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with, the execution or delivery of the Transaction Documents to which it is a party by Ford Credit, the Depositor and the Trust, or the enforceability of any of the Basic Documents (other than the Trust Agreement) to which it is a party against Ford Credit, the Depositor or the Trust, as applicable.

7.

The Registration Statement and any amendments thereto have become effective under the Securities Act and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn, and no proceedings for that purpose have been instituted or threatened and not terminated.

To the addressees listed

on Schedule I hereto;

May 22, 2008;

8.

The offer, sale and delivery of the Class A-1 Notes by the Depositor to the Class A-1 Note Purchasers in the manner contemplated in the Class A-1 Note Purchase Agreement and the Class A-1 Notes Offering Memorandum does not require registration under the Securities Act; provided, that we express no opinions as to any subsequent resale of any Class A-1 Note.

9.

The Class A-1 Notes, when duly executed, authenticated and delivered against payment by the Class A-1 Note Purchasers, will constitute "Eligible Securities" as such term is defined in Rule 2a-7(a)(10) under the Investment Company Act of 1940, as amended (the "Investment Company Act"), so long as the Class A-1 Notes have a rating from the Requisite NRSROs (as defined in Rule 2a-7 under the Investment Company Act) in one of the two highest short-term rating categories.

10.	Neither the Depositor nor the Trust is required to be registered as an "investment company" under the Investment Company Act.
11.	The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the Trust Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended.
12.

The Notes, the Indenture, the Underwriting Agreement and the other Basic Documents conform in all material respects with their descriptions in the Base Prospectus, the Preliminary Prospectus Supplement and the Final Prospectus Supplement. The Class A-1 Notes and the Class A-1 Note Purchase Agreement conform in all material respects with their descriptions in the Preliminary Offering Memorandum and the Final Offering Memorandum.

13.

The statements contained in the Base Prospectus, the Preliminary Prospectus Supplement and the Final Prospectus Supplement, and in the Preliminary Offering Memorandum and the Final Offering Memorandum, under the heading "ERISA Considerations", insofar as such statements constitute a summary of law and legal conclusions, and subject to the qualifications therein, have been prepared or reviewed by us and are correct in all material respects.

The opinions expressed herein are subject to the following qualifications and limitations:

(a)

The enforceability of the Basic Documents may be limited to the extent that any section thereof relates to the submission to the subject matter jurisdiction of, or the waiver of venue or inconvenient forum objections as they relate to, the United States District Court for the Southern District of New York or the New York State courts.

To the addressees listed

on Schedule I hereto;

May 22, 2008;

(b)

The enforceability of the Basic Documents referred to in paragraphs 1, 2 and 3 above may be subject to bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors rights generally and to general equity principles.

(c)	We express no opinion as to the enforceability of any provision purporting to provide indemnification or contribution relating to matters under federal or state securities laws.
(d)	Exculpatory provisions, waivers and provisions regarding arbitration of disputes may be limited on public policy grounds.
(e)	We express no opinion as to any consent, approval, authorization, registration or qualification which may be required under state securities or Blue Sky laws.
(f)	We express no opinion herein as to the creation, attachment, perfection or priority of any security interests which are purported to be created under the Indenture.
(g)

In rendering the opinions in paragraph 8, we have assumed (1) the accuracy of the representations and warranties (other than as to legal conclusions) and compliance with the covenants by (A) the parties to the Class A-1 Note Purchase Agreement and (B) the investors in the Class A-1 Notes which are deemed to be made by such investors as described in the Class A-1 Notes Offering Memorandum and (2) that investors to whom the Class A-1 Note Purchasers initially place the Class A-1 Notes receive a copy of the Class A-1 Notes Offering Memorandum; we express no opinion as to any subsequent resale of any Class A-1 Note.

(h)

To the extent any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions of the Transaction Documents, our opinion is rendered in reliance upon New York General Obligation Law §§ 5-1401, 5-1402 (McKinney 2001) and N.Y. C.P.L.R. 327(b) (McKinney 2001) and is subject to the qualification that such enforceability may be limited by public policy considerations of any jurisdiction, other than the courts of the State of New York, in which enforcement of such provisions, or of a judgment upon an agreement containing such provisions, is sought.

(i)

We call to your attention that the choice of New York law on the basis of Section 5-1401 of the New York General Obligation Law is only relevant insofar as litigation is brought to enforce the Transaction Documents in the courts of the State of New York, and we have assumed that there is basis for jurisdiction in such courts.

(j)	We express no opinion on the enforceability of any provision in a Transaction Document purporting to prohibit, restrict or condition the assignment of rights

To the addressees listed

on Schedule I hereto;

May 22, 2008;

under such Transaction Document to the extent such restriction on assignability is governed by the Uniform Commercial Code.

(k)

We express no opinion as to Section 6 of the Interest Rate Swaps in circumstances in which the Market Quotation approach to the calculation of an early termination settlement payment would exceed the actual damages to the Swap Counterparty from early termination as provided therein.

(l)

We express no opinion as to whether a court would rule that the parties' choice of New York law to govern the Interest Rate Swaps as set forth in Section 13 thereof should be given effect given the requirements of due process in the Constitution of the State of New York, given the connections between the Interest Rate Swaps, its parties and the State of New York.

(m)	We express no opinion as to Section 8 of the Interest Rate Swaps.
(n)	We express no opinion as to any provision of the Interest Rate Swaps in which the parties have agreed to agree on a matter at any time in the future.
(o)

We note that Rule 2a-7 of the Investment Company Act imposes restrictions on investment by money market funds in Eligible Securities, including that the fund's board of directors determine that the investment present minimal credit risks and that certain portfolio diversification and maturity limitations be satisfied and our opinion in paragraph 9 does not address any issues beyond satisfaction of the definition of Eligible Securities.

We are members of the bar of the State of New York, and we do not express any opinion as to any laws other than the Applicable Laws of the State of New York and the State of Delaware and the federal law of the United States of America.

This opinion letter is being furnished only to the addressees hereof and is solely for your benefit in connection with the transactions contemplated by the Transaction Documents and is not to be used, circulated, quoted, relied upon or otherwise referred to for any purpose or by any other person without our prior written consent.

The opinions expressed herein are rendered only as of the date hereof, and we undertake no obligation to update this letter or the opinions expressed herein, or to inform of any subsequent developments, after the date hereof.

__________________________

Pursuant to U.S. Treasury Department Circular 230, any tax advice contained in this communication is not intended or written to be used, and cannot be used, for the purpose of avoiding tax-related penalties. Further, this advice was written to support the promotion or

To the addressees listed

on Schedule I hereto;

May 22, 2008;

marketing of the transaction and/or matters addressed herein and each affected party should seek advice based on its particular circumstances from an independent tax advisor.

Very truly yours,

   /s/ Dewey & LeBoeuf LLP

SCHEDULE I

Ford Motor Credit Company LLC

One American Road

Dearborn, Michigan 48126

Ford Credit Auto Receivables Two LLC

One American Road

Dearborn, Michigan 48126

Ford Credit Auto Owner Trust 2008-C

c/o U.S. Bank Trust National Association,
as Owner Trustee

300 Delaware Avenue, Ninth Floor

Wilmington, Delaware 19801

The Bank of New York,
as Indenture Trustee

101 Barclay Street, Floor 4 West

New York, New York 10286

U.S. Bank Trust National Association,
as Owner Trustee

300 Delaware Avenue, Ninth Floor

Wilmington, Delaware 19801

BNP Paribas Securities Corp.

Citigroup Global Markets Inc.

Greenwich Capital Markets, Inc.

Lehman Brothers Inc.

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

Morgan Stanley & Co. Incorporated,
on behalf of themselves and as Representatives of the several Underwriters and as Class A-1 Note Purchasers

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc.

55 Water Street

New York, New York 10041

Moody's Investors Service, Inc.

99 Church Street

New York, New York 10007

Fitch, Inc.

One State Street Plaza

New York, New York 10004

BNP Paribas, as Swap Counterparty

787 Seventh Avenue

New York, New York 10019